Exhibit 99.433

Unintended Consequences of the Imbalance Energy Market Protocols

Impact of the Structure of the Imbalance Energy Market The ISO's protocols for buying, selling, and pricing imbalance energy may invite strategies that could destabilize the market. Points covered in this presentation: The operation of the market A simple example of a strategy to take advantage of the structure The effects on participants, the PX, and the ISO A possible foundation for correcting the problem.

ISO Real Time Dispatch To minimize the cost of providing imbalance energy: If additional energy output ... is needed, the ISO shall dispatch additional output or reduce demand from generating units, loads or system resource in ascending order of their incremental ... bids. If the ISO is required to reduce energy output ... the ISO shall dispatch down generating units and system resource in descending order of their decremental ... bids. In the event that the ISO subsequently needs to decrement output, it will initially decrement the generating units or systems resources incremented previously, and then continue down the merit order of the decremental bids. (ISO Tariff 2.5.22.6) The merit order stack includes energy from supplemental bids and reserves except regulation. (ISO Scheduling Protocol)

Pricing Imbalance Energy The five minute ex post price shall be based on the bid of the marginal generating units, loads and system resources dispatched by the ISO ... in each five minute period. The marginal generating unit, load or system resource dispatched in the five minute period is: if generation output is increased, or demand reduced, the generating unit, load or system resource with the highest bid that is accepted by the ISO for incremental generation or demand reduction; if generation output is decreased, the generating unit or system resource with the lowest bid that is accepted by the ISO for decremental generation. (ISO Tariff 2.5.23.1) Price of energy from supplemental bids and reserves except regulation will be considered when setting ex post price.

Merit Order Stack Decremental Supplemental Energy Bids If ISO must reduce energy output $/MWh +MWh -MWh Incremental Supplemental Energy Bids and Energy from Reserves If ISO must increase energy output

Ex Post Price when Output is Increased Additional energy (DQ MWh) is needed: ISO dispatches the incremental supplemental bids and reserves with available energy in order of increasing bid price. Ex post price is price of most expensive resource dispatched. $/MWh +MWh -MWh +DQ Ex Post Price

Ex Post Price when Output is Decreased Reduction of energy (-DQ MWh) is needed: ISO dispatches the decremental supplemental energy bids with available reduction in order of decreasing bid price. Ex post price is price of least expensive resource dispatched downward. $/MWh +MWh -MWh -DQ Ex Post Price

Output Increases then Decreases in Hour Increased output of +DQ1 followed by decrease of - DQ2 within the hour, with DQ1 < DQ2. $/MWh +MWh -MWh +DQ1 (-DQ2 + DQ1)

Controlling the Real-Time Market The structure of the real-time imbalance energy market permits strategies by which a participant can: control the ex post price dump power on the real time market cause wild swings in the ex post price.

Simplified Example Participant P1 has three generation units: Unit 1 with operating limits of [100 MW, 2000 MW] Unit 2 with operating limits of [100 MW, 2000 MW] Unit 3 with operating limits of [50 MW, 100 MW]. P1 bids to sell 2150 MWh in the forward market (for 1 hour). P1 intentionally forgoes the chance to sell an additional 1950 MWh in the forward market. P1 will use this capacity to control the ex post price and sell high-priced imbalance energy.

Schedule and Supplemental Bids Supplemental Energy Bids: Unit 1: Decremental only $10,000/MWh for 100 £ x £ 2000 Unit 2: No Bid Unit 3: Incremental Micro Bids $ 0/MWh for 50 £ x £ 55 $10/MWh for 55 £ x £ 60 · · · Suppose that Unit 1 submits highest priced decremental bid to ISO. MWh Unit 1 Unit 2 Unit 3 2000 100 50 Schedules from Forward Market

Case 1: ISO Needs Additional Energy Suppose ISO needs 1,000 MW more. ISO will use incremental bids (including Unit 3 which gives P1 information). P1 starts to increment Unit 2 on its own. ISO first backs down previously incremented units. Unit 2 reaches a point at which ISO will have decremented all previously incremented units and starts reducing the highest priced decremental bid (Unit 1). P1 sells 1,000 MWh in imbalance energy market. Ex post price set by last unit decremented ($10,000/MWh). P1 is paid $10,000,000. MW Unit 1 Unit 2 Unit 3 2000 100 50 1200 1900 ISO Command P1 Action

Case 2: ISO Must Reduce Output Suppose ISO must reduce by 1,000 MW. ISO will use decremental bids and back Unit 1 down by 1000 MW. P1 would have to pay the ISO $10,000,000 to replace Unit 1's output. P1 eliminates this risk by simultaneously increasing Unit 2 by 1000 MW. P1's total real-time output is at scheduled value, so P1's net payment to ISO is $0. ISO has problems: Imbalance persists. ISO leans more on regulation. Regulation capacity requirements increase so ISO must buy more. Ancillary service costs increase. MW Unit 1 Unit 2 Unit 3 2000 100 50 1100 1000 ISO Command P1 Action

Disguising the Strategy P1 can disguise this strategy, for example: P1 can schedule more load in the forward market than it expects to serve in real-time. P1 can schedule increased generation in the forward market to serve the "phantom" increased load. If P1 wants to dump energy on the real-time imbalance energy market, it can do so from its unrealized load. P1 can have a "problem" in real time that reduces its scheduled generation by the amount that it over scheduled its load. If P1 sees that the ISO buys imbalance energy, P1 can recover from its problem and move back toward its scheduled output. If P1 does not want to dump energy on the real-time imbalance energy market, it can have an unscheduled outage of generation in real-time to offset its unrealized load.

Effects on Market Participants Suppose that a participant usually experiences appreciable error in forecasting its real-time load. The participant may have to buy and sell an appreciable amount of energy on the imbalance energy market due to forecasting errors. If the ex post price can rise to very high levels, the participant may experience extreme peaks in its payments for imbalance energy. Participant can insure against these peaks (or reduce their size). Participant always schedules more energy in the forward market than it expects that it will need in real-time. Participant will usually sell energy on imbalance energy market (or at least reduce the size of its purchases). Participant will experience additional costs on average if forward price > ex post price, but it eliminates or reduces its payment peaks for imbalance energy.

Effects on PX PX participants are exposed to swings in ex post price. PX participants can insure themselves against effects, but at a cost. By grouping participants (some of whom will likely over-forecast and some under-forecast), the amount of extra energy that must be scheduled in a forward market to insure the group can be reduced. PX cannot take such a position in a forward market to insure a group of its participants at lower cost than they can self-insure. Power Marketer (PM) acting as an SC can take a position in a forward market to insure its participants at a lower cost than they could insure themselves as individuals. PM uses previous strategy to cause wide swings in ex post price. PM takes a position in market to sell insurance that PX cannot sell. PM attracts participants from the PX.

Effects on ISO Parties may at times try to dump considerable energy on the ISO's imbalance energy market. ISO will need to decrement energy production more than anticipated. Decremental supplemental energy bids are voluntary. No concept of the ISO buying "negative reserves" to ensure that it will have enough units that it can decrement. ISO may have to lean more on regulation. ISO may have to administratively reduce some generation. Real-time imbalance energy market may "fail" to set an ex post price based on decremental energy bids.

Possible Basis for Correction Clear the real-time imbalance energy market. Dispatch all supplemental energy bids and reserves to minimize costs in real-time while respecting the operating constraints of the resources. Ensure that the ISO will have sufficient decremental supplemental energy bids to provide "negative reserves." Require all SCs who have scheduled resources in the day- ahead and hour-ahead forward markets to bid a certain percentage of their scheduled energy as decremental supplemental energy bids in the real-time imbalance energy market.